UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RMB INVESTORS TRUST
(Name of Registrant as Specified In Its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT MATTERS TO CONSIDER

Shareholder Name Address 1 Address 2 Address 3 Address 4

Dear Shareholder:

As you may know, the Board of Trustees of RMB Investors Trust (Formerly Burnham Investors Trust) unanimously voted to approve a new investment advisory agreement with RMB Capital Management.

In order to finalize these contract changes, we need your help. Regulations require the Funds to afford the shareholders the right to vote on such changes. Please take the time to do so as it is extremely important.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Each Fund requires 50% of the outstanding shares to vote which makes your say in this matter extremely important.

The easiest way to cast your vote now is to simply issue verbal instructions over the phone with our Fund Agents. The call will only take a few moments of your time.

To vote, please call (800) 761-6523 between the hours of 9:00 am and 10:00 pm eastern. Please	PROXY HOLDER ID
reference the following ProxyHolder ID:	12356778

Thank you for your consideration and your participation on this matter.

Sincerely,

Margaret M. Eisen

Chair, Board of Trustees

RMB INVESTORS TRUST

115 SOUTH LASALLE STREET, 34TH FLOOR, CHICAGO, IL 60603